Exhibit 10.4

AMENDMENT TO

NOTICE OF OPTION GRANT

under the

2003 ALBEMARLE CORPORATION INCENTIVE PLAN

This AMENDMENT modifies the NOTICE OF OPTION GRANT made as of the      day of                         ,             , by Albemarle Corporation, a Virginia corporation (the “Company”), to «Name» (“Participant”) (referred to herein as the “Option Grant”).

1. The following new sentence is added to the end of paragraph 3 of the Option Grant:

“Notwithstanding the foregoing, this option shall become exercisable upon a Change in Control (as defined in the Plan). “

2. Except as otherwise provided in this Amendment, all other terms and provisions of the Option Grant shall remain unchanged.

3. The provisions of this Amendment to the Option Grant shall be effective as of January 1, 2007.

IN WITNESS WHEREOF, the Company has caused this Amendment to be signed on its behalf as of this 13th day of December, 2006.

ALBEMARLE CORPORATION

By:	/s/ Jack P. Harsh